SERVICES AGREEMENT


     THIS AGREEMENT, dated as of November 1, 2001, between Gartmore SA Capital Trust (formerly Villanova SA Capital Trust) (the "Company"), having its principal place of business at 1200 River Road, Conshohocken, Pennsylvania 19428; and BISYS Fund Services Ohio, Inc. ("BISYS"), an Ohio corporation organized under the laws of the State of Ohio and having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, combines, amends and restates the terms of the Sub-Administration Agreement dated as of September 1, 1999 and subsequently amended, between the Company and BISYS, and the Sub-Transfer Agency Agreement dated as of September 1, 1999 and subsequently amended, between the Company's subsidiary, Gartmore Investors Services, Inc. (formerly Nationwide Investors Services, Inc.), and BISYS.

     WHEREAS, the Company is a Delaware business trust registered as an investment adviser under the Investment Advisers Act of 1940, as amended, managing and supervising the daily administration of Nationwide Mutual Funds, an Ohio business trust, and Nationwide Separate Account Trust, a Massachusetts business trust (each a "Trust," and collectively, the "Trusts"). Each Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several series portfolios of open-end mutual funds, as now in existence and listed on Schedule A hereto, or as hereafter may be established from time to time (each a "Fund," and collectively, the "Funds"), offering shares of beneficial interest ("Shares") in one or more classes;

     WHEREAS, Gartmore Investors Services, Inc., an Ohio corporation having its principal place of business at Three Nationwide Plaza, Columbus, Ohio 43215 (the "Subsidiary"), is a wholly-owned subsidiary of the Company, and manages and supervises the daily transfer agency, dividend disbursing and shareholder servicing of the Funds;

     WHEREAS, the Company and BISYS entered into a Sub-Administration Agreement dated as of September 1, 1999, whereby BISYS agreed to act as sub-administrator and sub-fund accountant and in that capacity provide certain administration and fund accounting services for the Trusts and Funds;

WHEREAS, the Sub-Administration Agreement dated as of September 1, 1999 was amended by Amendment Nos. 1 through 5 thereto, under which, among other things, BISYS agreed to provide certain (i) broker-dealer services for Gartmore Distribution Services, Inc., Villanova Securities, Inc. and Nationwide Securities, Inc. (formerly Nationwide Advisory Services, Inc.) (collectively, the "Broker-Dealer Affiliates"); (ii) performance related services for Nationwide Global Funds and its sub-funds registered in Luxembourg as UCITs (the "SICAV Funds") and (iii) federal and state investment adviser registration services with respect to the Company, and its investment advisory affiliates Gartmore Mutual Fund Capital Trust, NorthPointe Capital LLC, Gartmore Capital Management, Inc., Corviant Corporation, Gartmore Global Asset Management Trust, Nationwide Securities, Inc. and Gartmore Global Partners (collectively, the "Investment Advisor Affiliates," and together with the Broker-Dealer Affiliates and the SIVAC Funds, the "Related Entities") (as so amended, the "Sub-Administration Agreement");

WHEREAS, the Subsidiary and BISYS entered into a Sub-Transfer Agency Agreement dated as of September 1, 1999, whereby BISYS agreed to act as sub-transfer agent and in that capacity provide certain transfer agency services for the Trusts and Funds, which Sub-Transfer Agency Agreement was amended by Amendment Nos. 1 through 3 thereto (as so amended, the "Sub-Transfer Agency Agreement," and collectively with the Sub-Administration Agreement, the "Services Agreements");

     WHEREAS, the Company desires that BISYS continue to perform administration, fund accounting, transfer agency, broker-dealer, performance related and investment adviser registration services, and BISYS is willing to perform the Services, as defined herein, on the terms and conditions set forth in this Agreement; and

     WHEREAS, the Company and BISYS wish to restate the particular terms under which BISYS performs the Services, and wish to incorporate such terms into a single agreement which amends and restates the terms of the Service Agreements.

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and intending to be legally bound, the Company and BISYS hereby agree as follows:

     ARTICLE 1. Retention of BISYS. The Company hereby retains BISYS to (1) act as the sub-administrator, sub-accountant, and sub-transfer agent of the Trusts and each of the Funds and to furnish the Trusts and each of the Funds with the administrative, fund accounting, and transfer agency services set forth in Article 2 (items A. through C.) below and Schedules B, C and D (collectively, the "Fund Services"); and (2) provide the broker-dealer, performance related and investment adviser registration services set forth in Article 2 (items D.
through F.) below and Schedules E and F (collectively, the "Supplemental Services"). When used without additional qualification the term "Services" means any and all Fund Services and Supplemental Services subject to this Agreement. BISYS and the Company hereby agree that BISYS will perform Services upon the terms set forth in this Agreement.

     BISYS shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Company, the Trusts or the Funds in any way and shall not be deemed an agent of the Company, the Trusts or the Funds.

     ARTICLE  2.     Services.

     A. Administrative Services. On behalf of the Trusts and each of the Funds, BISYS will investigate, assist in the selection of and conduct relations with custodians, depositories, accountants, legal counsel, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and persons in any other capacity deemed to be necessary or desirable for the Trusts' and each of the Funds' operations as agreed upon by BISYS and the Company. In addition, BISYS shall provide the Board of Directors of the managing unitholder of the Company, Gartmore Capital, Inc. (formerly Villanova Capital, Inc.), and the Board of
          Trustees of each Trust (the "Board") with such reports regarding investment performance as it may reasonably request but shall have no responsibility for supervising the performance by any investment adviser or sub-adviser of its responsibilities.

          BISYS shall provide the Trusts and each of the Funds with all necessary office space, equipment, personnel, compensation and facilities (including facilities for the Trusts' shareholders' and Board meetings to the extent the Company so requests) for rendering the sub-administration services described hereunder and such other ancillary services as BISYS shall, from time to time, determine to be necessary to perform its obligations as sub-administrator under this Agreement. In addition, at the request of the Company or Board, BISYS shall make reports to the Company and the Board concerning the performance of such obligations hereunder.

          Without limiting the generality of the forgoing, BISYS shall perform the administrative services described in Schedule B in connection with the operations of the Trusts and each of the Funds. BISYS shall perform such other sub-administrative services for the Trusts and each of the Funds that are mutually agreed upon by the parties from time to time. Such services may include various regulatory consulting and other services, for which the Company will pay BISYS the amounts agreed upon separately by BISYS and the Company.

     B. Fund Accounting Services. BISYS shall perform for the Trusts the fund accounting services described in Schedule C. BISYS shall also perform such special accounting services, and furnish such reports, for the Trusts and the Funds to the extent agreed upon by the parties from time to time, for which the Company will pay the amounts agreed upon by BISYS and the Company. Except as explicitly set forth herein (including Schedule C), BISYS shall perform only such additional services as are provided on an amendment to this Agreement, in consideration of such fees as the parties hereto may agree.

     C. Transfer Agency Services. BISYS shall perform for the Trusts the transfer agency services described in Schedule D. BISYS also agrees to perform such special services incidental to the performance of the services enumerated therein as agreed to by the parties from time to time. Except as explicitly set forth herein (including Schedule D), BISYS shall perform only such additional services as are provided on an amendment to this Agreement, in consideration of such fees as the parties hereto may agree.

     D. Broker-Dealer Services. BISYS shall perform for the Broker-Dealer Affiliates the broker-dealer services described in Schedule E. BISYS also agrees to perform such special services incidental to the performance of the services enumerated therein as agreed to by the parties from time to time. Except as explicitly set forth herein (including Schedule E), BISYS shall perform only such additional services as are provided on an amendment to this Agreement, in consideration of such fees as the parties hereto may agree.

     E. Performance Related Services. BISYS shall calculate performance data of the SICAV Funds as requested by the Company, including all standard performance calculations, and disseminate the performance data to information services covering the investment company industry and other appropriate parties that are designated by the Company. BISYS also agrees to perform such special services incidental to the performance of such services as agreed to by the parties from time to time. Except as explicitly set forth herein, BISYS shall perform only such additional services as are provided on an amendment to this Agreement, in consideration of such fees as the parties hereto may agree.

     F. Investment Adviser Registration Services. BISYS shall perform for the Investment Advisory Affiliates the investment adviser registration services described in Schedule F. BISYS also agrees to perform such special services incidental to the performance of the services enumerated therein as agreed to by the parties from time to time. Except as explicitly set forth herein (including Schedule F), BISYS shall perform only such additional services as are provided on an amendment to this Agreement, in consideration of such fees as the parties hereto may agree.

     G.   Certain  Deadlines  and  Financial  Penalties.  From time to time, the
          Company may propose certain deadlines and financial penalties applicable to BISYS's provision of the Services or certain aspects of the Services, and such service standards shall be set forth as Schedule H to this Agreement. Notwithstanding the effective date of this Agreement, Schedule H may bear a different effective date, in which case such Schedule shall be in effect commencing on such effective date and continuing for the remaining term of this Agreement or until subsequently amended upon mutual agreement of the parties. During any period for which Schedule H is effective, BISYS agrees to perform the relevant Services in accordance with and otherwise comply with the provisions set forth in Schedule H. However, such standards, deadlines or financial penalties shall not be used in the construction of the parties' rights and obligations under other provisions of this Agreement, and any failure by BISYS to meet a particular deadline or other requirement set forth in Schedule H, or its determination in a particular instance to pay a financial or other penalty provided for therein, shall be without prejudice to BISYS and shall not be construed as an admission or as a waiver of any rights of BISYS generally under this Agreement.

     ARTICLE 3. Subcontracting. BISYS may at its expense subcontract with any entity or person concerning the provision of the Services; provided, however, that BISYS shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that BISYS shall be responsible, to the extent provided in Article 7 hereof, for all acts of such subcontractor as if such acts were its own including any payment for services provided by sub-contractor.

     ARTICLE 4. Compliance with Governing Documents and Law. In the performance of its duties and obligations under the Agreement involving Fund Services, BISYS shall act in conformity with the Trusts' Declaration of Trust and Bylaws, will safeguard and promote the welfare of the Trusts, and will comply with the instructions and directions received from the Board, provided that such instructions or directions are not in conflict with the terms of this Agreement, the Trusts' governing documents, or any applicable laws.

     Except for the obligations of BISYS explicitly set forth in this Agreement, the Company assumes full responsibility for its compliance with all laws, rules and regulations of governmental authorities having jurisdiction over it, the Related Entities and/or the Trusts, including, the preparation and contents of each registration statement of the Trusts and amendment thereto, and the preparation, contents and distribution of each prospectus of the Funds and the compliance of the same with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the 1940 Act and any other laws, rules and regulations of any other governmental authorities having jurisdiction. BISYS shall have no obligation to take cognizance of any laws relating to the sale of the Funds' shares. The Company represents and warrants that no shares of a Fund will be offered to the public by the Company unless covered by an effective registration statement filed by the relevant Trust under the Securities Act and the 1940 Act.

     ARTICLE  5.  Allocation  of  Charges  and  Expenses.

     (a) BISYS. BISYS shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. BISYS shall also provide the items which it is obligated to provide under this Agreement, and shall pay all compensation, if any, of officers of the Trusts and Trustees of the Trusts who are affiliated persons of BISYS or any affiliated corporation of BISYS. Unless otherwise specifically provided in this Agreement, BISYS shall not be obligated to pay the compensation of any employee of the Trusts or other person retained by the Board or the Company to perform services on behalf of the Trusts.

     (b) The Company. The Company (or the Trusts, as may be appropriate), assumes and shall pay or cause to be paid all other expenses of the Trusts not otherwise allocated herein, including, without limitation, organization costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing shareholders, all expenses incurred in connection with issuing and redeeming Shares, the costs of obtaining securities pricing information, the costs of custodial services, the cost of initial and ongoing registration of the Shares under Federal and state securities laws, fees and out-of-pocket expenses of Trustees who are not affiliated persons of BISYS or any affiliated corporation of BISYS, insurance and fidelity bond premiums and related expenses, interest, brokerage costs, litigation, and other extraordinary or nonrecurring expenses, all fees and charges of the investment advisers to the Trusts, and any amounts payable as Rule 12b-1 fees.

     ARTICLE  6.  Compensation  of  BISYS.

     (a)  Services  Fee.

          (i) Administration, Fund Accounting and Transfer Agency Services. For the Fund Services to be rendered, and the facilities furnished and the expenses assumed by BISYS pursuant to this Agreement in connection with the Fund Services, the Company shall pay to BISYS compensation at an annual rate as specified in Schedule A attached hereto. Such compensation shall be calculated and accrued daily, and paid to BISYS monthly.

               If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, BISYS' compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of BISYS' compensation for the preceding month shall be made promptly.

          (ii) Broker-Dealer, Performance Related and Investment Adviser Registration Services. For the Supplemental Services to be rendered and the expenses assumed by BISYS pursuant to this Agreement in connection with the Supplemental Services rendered to the Related Entities, the Company will be billed monthly by BISYS for the fees as specified in Schedule G, and such fees will be paid by the Company within thirty (30) days of the receipt of the monthly invoice.

     (b) Reimbursement of Expenses. In addition to expenses payable by the Company or the Trusts under Article 5(b), the Company shall also reimburse BISYS for its reasonable out-of-pocket expenses, including the following:

          (i) All freight and other delivery and bonding charges incurred by BISYS in delivering materials to and from the Trusts and in delivering all materials to shareholders;

          (ii) All direct telephone, telephone transmission and telecopy or other electronic transmission and remote system access expenses incurred by BISYS in communication with the Company, the Trusts' investment adviser or custodian, dealers or others as required for BISYS to perform the Services;

          (iii)  The  cost  of  obtaining  security  and  issuer  information;

          (iv) The cost of CD-ROM, microfilm or microfiche and storage of records or other materials and data;

          (v) All systems-related mutually agreed to expenses associated with the provision of interfaces, and special reports and services;

          (vi) Costs of postage, bank services, couriers, stock computer paper, statements, labels, letterhead, envelopes, checks, checkbooks, deposit tickets, reports, letters, tax forms, proxies, notices or other form of printed material which shall be required by BISYS for the performance of the services to be provided hereunder, including print production charges incurred;

          (vii)  All  copy  charges;

          (viii) The reasonable travel and lodging expenses incurred by officers and employees of BISYS in connection with attendance at Board meetings;

          (ix) Any expenses BISYS shall incur at the written direction of the Company or an officer of the Trusts thereunto duly authorized; and

          (x) Any additional expenses reasonably incurred by BISYS in the performance of its duties and obligations under this Agreement.

     (c) Survival of Compensation Rights. All rights of compensation and reimbursement under this Agreement for services performed and expenses incurred as of the termination date shall survive the termination of this Agreement.

     ARTICLE 7. Limitation of Liability of BISYS / Indemnification. The duties of BISYS shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against BISYS hereunder. BISYS shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. (As used in this Article 7, the term "BISYS" shall include directors, officers, employees and other agents of BISYS, including affiliates of BISYS, as well as BISYS itself.) BISYS assumes no responsibility hereunder, and shall not be liable, for any damages, loss of data, delay or other loss whatsoever caused by events beyond its reasonable control.

     So long as BISYS acts in good faith and without negligence in the performance of its duties, the Company assumes full responsibility and shall indemnify BISYS and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of BISYS's actions taken or nonactions with respect to the performance of Services hereunder, or based, if applicable, upon reasonable reliance on information, records, instructions or requests given or made to BISYS by a duly authorized representative of a Trust or the Company. By way of clarification, and not by limitation, the foregoing references to actions taken by BISYS which are subject to indemnification hereunder shall include the processing of certain purchase orders upon receipt and dispersing of payments to fund and annuity accounts, at the request of the Company, in connection with mutual fund and annuity contract purchase transactions, without having determined that the draft that was tendered for payment was drawn on good funds. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

     The rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case the Company may be asked to indemnify or hold BISYS harmless, the Company shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that BISYS will use all reasonable care to identify and notify the Company promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Company, but failure to do so in good faith shall not affect the rights of BISYS hereunder.

     The Company shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit involving the assertion of a claim or claims subject to this indemnity provision. If the Company elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Company and satisfactory to BISYS, whose approval shall not be unreasonably withheld. In the event that the Company elects to assume the defense of any suit and retain counsel, BISYS shall bear the fees and expenses of any additional counsel retained by it. If the Company does not elect to assume the defense of a suit, it will reimburse BISYS for the reasonable fees and expenses of any counsel retained by BISYS.

     BISYS may apply to the Company at any time for instructions and may consult counsel for the Trusts or its own counsel and may consult with accountants and other experts with respect to any matter arising in connection with BISYS' duties, and BISYS shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of any such counsel, accountants or other experts. By way of example, and not by limitation of the foregoing, BISYS shall notify the Company at any time BISYS believes that it is in need of the advice of counsel (other than counsel in the regular employ of BISYS or any affiliated companies) with regard to BISYS' responsibilities and duties pursuant to this Agreement. After so notifying the Company, BISYS at its discretion, shall be entitled to seek, receive and act upon advice of legal counsel of its choosing, and BISYS shall in no event be liable for any action reasonably taken pursuant to such advice. The fees of such counsel shall be paid by BISYS unless (i) the matter or issue addressed is one that could properly by paid for by the relevant Trust, (ii) counsel to the relevant Trust declines or fails to render legal advice that may be relied upon by BISYS as to such matter or issue after being presented with an opportunity to render such advice, and (iii) the matter or issue to be addressed did not arise due to the fault of BISYS in the exercise of its obligations under this Agreement.

     Also, BISYS shall be protected in acting upon any document that is received from the Company or the Trusts which BISYS reasonably believes to be genuine and to have been signed or presented by the proper person or persons. BISYS will not be held to have notice of any change of authority of any officers, employees or agents of the Company or the Trusts until receipt of written notice thereof from the Company.

     ARTICLE 8. Activities of BISYS. The services of BISYS rendered to the Company and the Trusts are not to be deemed to be exclusive. BISYS is free to render such services to others and to have other businesses and interests. It is understood that directors, officers, employees and shareholders of the Company and the Trusts are or may be or become interested in BISYS, as officers, employees or otherwise and that directors, officers and employees of BISYS and its counsel are or may be or become similarly interested in the Company and the Trusts, and that BISYS may be or become interested in the Company and the Trusts as a Shareholder or otherwise.

     ARTICLE 9. Term of this Agreement. Notwithstanding the date of execution of this Agreement, the parties intend this Agreement to be effective on and from November 1, 2001, and shall remain in effect through August 31, 2004 ("Initial Term"). Thereafter, unless otherwise terminated as provided herein, this Agreement shall automatically be renewed in its entirety for successive one-year periods ("Rollover Periods").

     (a)  Termination Provisions Governing Fund Services. The provisions of this section 9(a), as well as section 9(c), govern the termination of this Agreement as it relates to Fund Services. This Agreement may be terminated as to the Fund Services without further obligation under this Agreement (except as otherwise specifically provided herein, such as in Articles 6(c), 7, 9(c) and 16) as follows: (i) by provision of a notice of nonrenewal in the manner set forth below, (ii) by mutual agreement of the parties or (iii) for "cause," as defined below, upon the provision of sixty (60) days advance written notice by the party alleging cause. Written notice of nonrenewal must be provided at least sixty (60) days prior to the end of the Initial Term or any Rollover Period, as the case may be. Notwithstanding the foregoing, on or after August 31, 2002, the Company may terminate this Agreement in its entirety, without further obligation, by providing a written notice to BISYS specifying a termination date at least two hundred seventy (270) days following the date the written notice is given to BISYS, in accordance with the provisions below.

     For purposes of this Agreement, "cause" shall mean (i) willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the party to be terminated with respect to its obligations and duties set forth herein related to Fund Services; (ii) a material breach of this Agreement related to Fund
Services that has not been remedied for thirty (30) days following written notice of such breach from the non-breaching party; (iii) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; or (iv) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the
modification  or  alteration  of  the  rights  of  creditors.   The  Company
acknowledges and agrees that it may not terminate this Agreement in relation to Fund Services for "cause" unless the underlying basis for "cause" relates to Fund Services or is premised upon an event described in clauses (iii) or (iv) of this paragraph, above, in relation to BISYS.

Except for termination as a result of nonrenewal, mutual agreement of the parties, or "cause," as defined above, if the Company terminates this Agreement with respect to Fund Services, replaces BISYS as sub-administrator/sub-accountant/sub-transfer agent, or adds a third party to perform all or a part of the Fund Services to be provided by BISYS under this Agreement (excluding any sub-contractor appointed by BISYS), the terms and conditions set forth in sub-paragraphs (A) or (B) below shall apply:

     (A) If (i) the termination of BISYS as provider of Fund Services, (ii) the replacement of BISYS as sub-administrator, sub-fund accountant or sub-transfer agent, or (iii) the addition of a third party to perform all or a part of the Fund Services to be provided by BISYS under this Agreement (a "Termination Event") occurs prior to August 31, 2002, the Company must provide at least three hundred sixty (360) days' advance written notice to BISYS prior to the effective date of the Termination Event. In such event, the Company shall make a one-time cash payment (in addition to all amounts due to BISYS under the terms of this Agreement during the three hundred sixty (360) day notice period), in consideration of the fee structure and services to be provided under this Agreement, and not as a penalty, to BISYS equal to such portion of the transfer fee paid by BISYS under the terms of that certain agreement dated as of September 1, 1999, between the Company and BISYS (covering, among other things, the transfer of certain employees to BISYS and facilities management services provided by BISYS during the employee transition period, and hereafter referred to as the "1999 Agreement") that remains unamortized at the time of the Termination Event, it being assumed for these purposes that the transfer fee is being amortized over a five (5) year period.

     (B) On or after August 31, 2002, the Company may terminate the Agreement in its entirety as to Fund Services, without further obligation, by providing a written notice to BISYS specifying a termination date at least two hundred seventy (270) days subsequent to the date such written notice of termination is given to BISYS. In the event that a Termination Event occurs and two hundred seventy (270) days' advance written notice of the Termination Event was not provided to BISYS, the Company shall make a one-time cash payment, in consideration of the fee structure and services to be provided under this Agreement, and not as a penalty, to BISYS equal to all amounts due to BISYS for Fund Services under this Agreement during the two hundred seventy (270) day period following (i) the date the termination notice was given, or
          (ii) the date of the Termination Event, whichever occurred first, assuming for purposes of calculation of such payment that the asset levels of the Trusts will remain constant throughout such two hundred seventy (270) day period.

     In the event any of the Trusts or Funds are merged into another legal entity in part or in whole pursuant to any form of business reorganization, or are liquidated in part or in whole prior to the expiration of the term of this Agreement, the parties acknowledge and agree that the liquidated damages provisions set forth in sub-paragraphs (A) and (B) above shall be applicable in those instances in which BISYS is not retained to provide administration services and fund accounting for the successor to the Trusts and Funds. The one-time cash payment referenced above shall be due and payable on the day prior to the first day in which BISYS is terminated or replaced or a third party is added.

     The parties further acknowledge and agree that, in the event BISYS is terminated or replaced, or a third party is added, as set forth above, (i) a determination of actual damages incurred by BISYS would be extremely difficult, and (ii) each liquidated damages provision contained herein is intended to adequately compensate BISYS for damages incurred and is not intended to constitute any form of penalty.

     (b) Termination Provisions Governing Supplemental Services. The provisions of this section 9(b), as well as section 9(c), govern the termination of this Agreement as it relates to Supplemental Services. Notwithstanding anything to the contrary herein, either party may terminate this Agreement, as it pertains to Supplemental Services rendered hereunder at any time, without further obligation (except as otherwise specifically provided herein), upon the provision of written notice to the other party specifying the particular services to be terminated and the relevant termination date (which may be the date notice is received by the other party or any date subsequent thereto).

     (c) Provisions Applicable to Termination of Fund Services or Supplemental Services. Notwithstanding the termination provisions set forth in sections 9(a) and 9(b) above, following any termination of any Services and continuing for as long as BISYS, with the consent of the Company, in fact continues to perform such Services, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due BISYS and unpaid by the Company upon any partial or complete termination shall be immediately due and payable upon and notwithstanding such termination. BISYS shall be entitled to collect from the Company, in addition to the compensation and expense reimbursements referred to in Article 6, the amount of all of BISYS' cash disbursements for services in connection with BISYS' activities in effecting such termination, including without limitation, expenses incurred for the delivery to the Company and/or its designees of the Trusts' or Company's property, records, instruments and documents, or any copies thereof (or, as the case may be, in connection with any termination of Supplemental Services, a Related Entity's property, records, instruments and documents, or any copies thereof). To the extent that BISYS may retain in its possession copies of any Trust documents or records (or a Related Entity's documents or records) subsequent to such termination which copies had not been requested by or on behalf of a Trust (or Related Entity) in connection with the termination process described above, BISYS, for a reasonable fee, will provide the Company on behalf of the Trusts (or Related Entities) with reasonable access to such copies.

     ARTICLE 10. Instructions. Whenever BISYS is requested or authorized to take action hereunder pursuant to instructions from a shareholder, or a properly authorized agent of a shareholder ("shareholder's agent"), concerning an account in a Fund, BISYS shall be entitled to rely upon any certificate, letter or other instrument or communication, reasonably believed by BISYS to be genuine and to have been properly made, signed or authorized by an officer or other duly authorized agent of the Company, the applicable Trust or by the shareholder or shareholder's agent, as the case may be, and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by an officer of the Company, the applicable Trust or any other person authorized by the Board or by the shareholder or shareholder's agent, as the case may be.

     As to the Services to be provided hereunder, BISYS may rely conclusively upon the terms of the Prospectuses and Statement of Additional Information of the Trusts relating to the Funds to the extent that such services are described therein unless BISYS receives written instructions to the contrary in a timely manner from the Company or a Trust.

ARTICLE 11. Bank Accounts. The Company on behalf of the Trusts and the Funds has agreed to establish and maintain such bank accounts with such bank or banks as are selected by the Trusts, as are necessary in order that BISYS may perform the sub-transfer agency services required to be performed hereunder. To the extent that the performance of such services shall require BISYS directly to disburse amounts for payment of dividends, redemption proceeds or other purposes, the Company on behalf of the Trusts and Funds have agreed to provide such bank or banks with all instructions and authorizations necessary for BISYS to effect such disbursements.

     ARTICLE  12.  Information  to  be  Furnished  by  the  Company.

     The Company has furnished to BISYS the following documents, as amended and current as of the date hereof:

     (a) Copies of the Declarations of Trust of the Trusts and of any amendments thereto.

     (b)  Copies  of  the  Trusts'  Bylaws  and  any  amendments  thereto.

     (c) The Declaration of Trust of the Company, and any amendments thereto, and the Charter of Gartmore Investors Services, Inc. and any amendments thereto.

     (d) A list of all the officers of the Trusts, the Company, and Gartmore Investors Services, Inc. together with specimen signatures of those officers who are authorized to instruct BISYS in any particular matters or all matters.

     (d) Two copies of the Prospectuses and Statements of Additional Information for each Fund.

     (e) The Distribution Agreement for each Fund, and each other form of agreement used by the Trusts or their distributor with regard to their relationships and transactions with shareholders of the Funds.

     The Company also represents and warrants that the execution, delivery and performance of this Agreement are within the Company's powers and have been duly authorized by all necessary action on the part of the Company.

     ARTICLE  13.  Information  to  be  Furnished  by  BISYS.

     BISYS has furnished to the Company the following documents, as amended and current as of the date hereof:

     (a)  BISYS'  Articles  of  Incorporation;

     (b)  BISYS'  Bylaws  and  any  amendments  thereto;  and

     (c)  Certified  copies  of actions of BISYS covering the following matters:

          1. Approval of this Agreement, and authorization of a specified officer of BISYS to execute and deliver this Agreement; and

          2. Authorization of BISYS to act as sub-transfer agent for the Trusts.

     (d) A copy of the most recent independent accountant's report covering internal controls related to BISYS's fund accounting responsibilities and transfer agency operations, as filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 17Ad-13 under the
          Securities  Exchange  Act  of  1934  (the  "Exchange  Act").

     BISYS also represents and warrants that the execution, delivery and performance of this Agreement are within BISYS' powers and have been duly authorized by all necessary action on the part of BISYS.

     ARTICLE 14. Amendments to Documents. The Company shall furnish BISYS written copies of any amendments to, or changes in, any of the items referred to in Article 12 hereof forthwith upon such amendments or changes becoming effective. In addition, the Company agrees that no amendments will be made to the Prospectuses or Statements of Additional Information of the Trusts which might have the effect of changing the procedures employed by BISYS in providing the services agreed to hereunder or which amendment might affect the duties of BISYS hereunder unless the Company first obtains BISYS' approval of such amendments or changes.

     BISYS may rely on any amendments to or changes in any of the documents and other items to be provided by the Company pursuant to Articles 12 and 14 of this Agreement and the Company hereby indemnifies and holds harmless BISYS from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character which may result from actions or omissions on the part of BISYS in reasonable reliance upon such amendments and/or changes. Although BISYS is authorized to rely on the above-mentioned amendments to and changes in the documents and other items to be provided pursuant to Articles 12 and 14 hereof, BISYS shall be under no duty to comply with or take any action as a result of any of such amendments or changes that affect its duties hereunder unless the Company first obtains BISYS' written consent to and approval of such amendments or changes.

     ARTICLE 15. Certain Records. BISYS shall maintain customary records in connection with the sub-administration and sub-fund accounting duties to be performed by BISYS pursuant to this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by BISYS on behalf of the Trusts and each of the Funds shall be prepared and maintained at the expense of BISYS, but shall be the property of the Trusts and will be made available to or surrendered promptly to the Trusts on request.

     In case of any request or demand for the inspection of such records by another party, BISYS shall notify the Company and follow the Company's instructions as to permitting or refusing such inspection; provided that BISYS may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Company has agreed to indemnify BISYS against such liability.

As to its sub-transfer agency duties, BISYS shall keep and maintain on behalf of the Trusts all books and records which the Trusts are, or may be, required to keep and maintain pursuant to applicable statutes, rules and regulations and which are not kept or maintained by the Company as transfer agent. BISYS further agrees that all such books and records shall be the property of the Trusts and to make such books and records available for inspection by the Company or the Trusts or by the SEC at reasonable times and otherwise to keep confidential all books and records and other information relative to the Trusts and their shareholders, except when requested to divulge such information by duly-constituted authorities or court process, or requested by a shareholder or shareholder's agent with respect to information concerning an account as to which such shareholder has either a legal or beneficial interest or when requested by the Company or a Trust, the shareholder, or shareholder's agent, or the dealer of record as to such account.

     ARTICLE 16. Conversion Support. Upon termination of this Agreement pursuant to its terms, BISYS will assist the Company or its designee in converting the records maintained by BISYS under the terms of the Agreement to whatever service or system selected by the Company, subject to reimbursement of BISYS for such assistance at its standard rates and fees in effect at the time.

     ARTICLE 17. Business Disaster Recovery. BISYS shall maintain adequate and reliable computer and other equipment necessary or appropriate to carry out its obligations under this Agreement. Upon the Company's reasonable request, BISYS shall provide supplemental information concerning the aspects of its disaster recovery and business continuity plan that are relevant to the Services provided hereunder. Notwithstanding the foregoing or any other provision of this Agreement, BISYS assumes no responsibility hereunder, and shall not be liable for, any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control. Events beyond BISYS' reasonable control include, without limitation, force majeure events. Force majeure events include natural disasters, actions or decrees of governmental bodies, and communication lines failures that are not the fault of either party. In the event of force majeure, computer or other equipment failures or similar events beyond its reasonable control, BISYS shall follow applicable procedures in its disaster recovery and business continuity plan and use all commercially reasonable efforts to minimize any service interruption.

     ARTICLE 18. Representations of the Company. The Company represents and warrants to BISYS that: (a) the Company is duly qualified and authorized to act as Administrator and Fund Accountant, and the Subsidiary is duly qualified and authorized to act as Transfer Agent, of the Trusts, and in those capacities, the Company and the Subsidiary have been, and shall continue to be, in substantial compliance with all provisions of law, including Section 17A(c) of the Exchange Act as respects the performance of the Subsidiary's duties as transfer agent of the Trusts; (b) each Fund which is in existence as of the date hereof has authorized unlimited shares; (c) by virtue of each Trust's Declaration of Trust, shares of each Fund that are redeemed by each Trust may be sold by the Trust from its treasury; and (d) this Agreement has been duly authorized by the Company and the Subsidiary and, when executed and delivered by the Company and the Subsidiary, will constitute the legal, valid and binding obligation of the Company and Subsidiary enforceable against them in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

     ARTICLE 19.  Representations of BISYS.  BISYS represents and warrants that:
(a) BISYS has been in, and shall continue to be in, substantial compliance with all provisions of law, including Section 17A(c) of the Exchange Act, required in connection with the performance of its duties under this Agreement; (b) the various procedures and systems which BISYS has implemented with regard to safekeeping from loss or damage attributable to fire, theft or any other cause of the blank checks, records, and other data of the Trusts and the Company and BISYS' records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are reasonably required for the secure performance of its obligations hereunder; and (c) this Agreement has been duly authorized by BISYS and, when executed and delivered by BISYS, will constitute a legal, valid and binding obligation of BISYS enforceable against BISYS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

     ARTICLE 20. Reports. BISYS will furnish to the Company and to the Trusts' properly authorized auditors, investment advisers, examiners, distributors, dealers, underwriters and others designated by the Company in writing, such reports and at such times as are prescribed pursuant to the terms and the conditions of this Agreement to be provided or completed by BISYS, or as subsequently agreed upon by the parties pursuant to an amendment hereto. The Company agrees to examine each such report or copy promptly and will report or cause to be reported any errors or discrepancies therein.

     ARTICLE 21. Confidentiality / Privacy. BISYS acknowledges that it or its employees may, in the course of performing its responsibilities under this Agreement, be exposed to or acquire information which is proprietary to or confidential to the Trusts and the Company, the Related Entities or third parties to whom the Company has a duty of confidentiality. BISYS agrees to keep confidential all books and records maintained under this Agreement and not to disclose such information to any third party, except when (i) disclosure is required by law, (ii) BISYS is requested to divulge such information by duly-constituted authorities or court process, or (iii) BISYS is requested to make a disclosure by a shareholder of a Fund or shareholder's agent with respect to information concerning an account in a Fund as to which such shareholder has either a legal or beneficial interest, or when requested by the Company, the Trusts or a dealer or other intermediary owner of record as to such account. BISYS shall provide the Company with reasonable advance notice of disclosure pursuant to items (i) and (ii) of the previous sentence, to the extent reasonably practicable.

     BISYS and the Company will each treat as proprietary and confidential any facts, circumstances, information, plans, projects and technical or commercial knowledge gained about the other party through the relationship created by this Agreement, except that information in the public domain and technical, operational or commercial knowledge that was or is independently discovered or developed shall not be subject to any such restriction. In connection with the foregoing, each party acknowledges and agrees that, with respect to proprietary or confidential information of the other party, (i) disclosure of such information to employees and agents shall only be made on a need-to-know basis and (ii) each party shall take commercially reasonable steps to protect the confidentiality of such information. Each party agrees that it will not disclose any such covered proprietary or confidential information gained in relation to the other party to any unaffiliated third parties, except (i) in the case of disclosure by BISYS, to a Sub-Agent referred to in Article 3, or to any third party vendor used by BISYS, provided that such disclosure shall be limited to information that is needed by such Sub-Agent or Vendor for the provision of services and, provided further, that further dissemination inconsistent with this provision shall be prohibited by written confidentiality restrictions, (ii) to financial or legal advisers on a need-to-know basis (in either case in such manner as to ensure no further dissemination), (iii) with the written consent of the other party, or (iv) as may be required by law. The parties further agree that a breach of this paragraph by either party would irreparably damage the other party, and accordingly agree that each party shall be entitled to an injunction or other equitable relief to prevent the breach or a further breach of this provision.

     Nonpublic personal financial information relating to consumers or customers of the Trusts provided by, or at the direction of the Trusts to BISYS, or collected or retained by BISYS in the course of performing its duties as sub-administrator and sub-transfer agent shall be considered confidential information. BISYS shall not give, sell or in any way transfer such confidential information to any person or entity, other than affiliates of BISYS, except at the direction of the Company or as required or permitted by law. BISYS shall have in place and shall maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers or customers of the Trusts. The Company represents to BISYS that the Trusts and the Company have each adopted a Statement of Privacy Policies and Practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide BISYS with a copy of that statement annually.

     ARTICLE 22. Rights of Ownership. All computer programs and procedures developed to perform services required to be provided by BISYS under this Agreement are the property of BISYS. All records and other data except such computer programs and procedures are the exclusive property of the Company or the Trusts and all such other records and data will be furnished to the Company on behalf of the Trusts in appropriate form as soon as practicable after termination of this Agreement for any reason.

     ARTICLE 23. Insurance. BISYS agrees to maintain adequate professional liability errors and omissions insurance coverage, and provide proof thereof on an annual basis to the Company. BISYS shall notify the Company should any of its insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefore. BISYS shall also notify the Company of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Company from time to time as may be appropriate of the total outstanding claims made by BISYS under its insurance coverage.

     ARTICLE 24. Publicity. BISYS shall not use the name of the Company, the Trusts or any of their affiliates in any publicity release, communication with the media or advertising without the prior written consent of the Company, which consent may be withheld in the Company's sole discretion; provided, however, that BISYS may refer to its involvement with the Company and the Trusts in advertising brochures and certain publications, subject to prior review and approval of the specific language by the Company, such approval not to be unreasonably withheld or delayed.

     ARTICLE 25. Assignment. This Agreement shall not be assignable by either party without the written consent of the other party; provided, however, that the Company may assign this Agreement to any of its subsidiaries or affiliated entities and that BISYS may, at its expense, subcontract with the Company's consent with any entity or person described in Article 3 hereof concerning the provision of certain services contemplated hereunder. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     ARTICLE 26. Amendments. No provision of this Agreement may be changed, amended, terminated or waived except by an instrument signed by the parties against which enforcement of the change, amendment, termination or waiver is sought.

     ARTICLE 27. Definitions of Certain Terms. The terms "interested person" and "affiliated person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the SEC.

     ARTICLE 28. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if (a) personally delivered, (b) sent by registered or certified mail, postage prepaid, or (c) transmitted by fax with confirmation by first class mail, postage prepaid, addressed by the party giving notice to the other party at the address set forth below or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

To  the  Company:

Gartmore  SA  Capital  Trust
1200  River  Road
Conshohocken,  PA  19428
Attention:  Gerald  J.  Holland
Fax:  484-530-1329

To  the  Subsidiary:

Gartmore  Investors  Services,  Inc.
c/o  Gartmore  SA  Capital  Trust
1200  River  Road
Conshohocken,  PA  19428
Attention:  Operations  Department
Fax:  484-530-1329

With  a  copy  to:

Gartmore  Global  Investments
1200  River  Road
Conshohocken,  PA  19428
Attention:  Legal  Department
Fax:  484-530-1323

To  BISYS:

BISYS  Fund  Services  Ohio,  Inc.
3435  Stelzer  Road
Columbus,  OH  43219
Attention:  William  J.  Tomko
Fax:  614-470-8715

     ARTICLE 29. Headings. The descriptive section headings have been inserted for the convenience of reference only and do not define or limit the provisions hereof, and are not to be used to construe or interpret this Agreement.

     ARTICLE 30. Complete Agreement / Severability. This Agreement amends and restates the provisions of the Service Agreements, and shall be deemed to continue to constitute the "Service Agreements" referred to in the 1999 Agreement. The amendment and restatement of the Service Agreements is not intended to alter the rights and obligations of the parties in any manner, or to any extent, that is not specifically provided for hereunder. In particular, the parties specifically acknowledge that their rights and obligations under the 1999 Agreement remain effective. This Agreement constitutes the complete agreement of the parties hereto as to the subject matter covered by this Agreement, and supercedes all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including the previous versions of the Service Agreements and amendments thereto. The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision hereof.

     ARTICLE 31. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Ohio and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

     ARTICLE 32. The Company. The Company is a business trust formed under the Delaware Business Trust Act (12 Del. C. 3801 et. seq.), and under a Declaration of Trust and Trust Agreement dated as of February 18, 1999, and to which reference is hereby made and a copy of which is on file at the office of Secretary of State of Delaware, and to any and all amendments thereto so filed or hereafter filed. The obligations of the Company entered into in the name or on behalf thereof by the Company's managing unitholder or any of the Company's officers, employees, or agents are not made individually, but only in their capacities with respect to the Company. Such obligations are not binding upon any of the Directors, shareholders, officers, or employees of the Company personally, but bind only assets of the Company. All persons dealing with the Company must look solely to the assets of the Company for the enforcement of any claims against the Company.

     References to the Company in connection with obligations to be performed shall be deemed to include references to the Subsidiary, as appropriate.

     ARTICLE 33. Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement effective as of the date first above written.

                                   GARTMORE  SA  CAPITAL  TRUST

                                   By:
                                      Gerald  J.  Holland
                                   Title:     Senior  Vice President, Operations


                                   GARTMORE  INVESTORS  SERVICES,  INC.

                                   By:
                                      Gerald  J.  Holland
                                   Title:     Senior  Vice  President


                                   BISYS  FUND  SERVICES  OHIO,  INC.

                                   By:
                                      William  J.  Tomko
                                   Title:     President

                                   SCHEDULE A

                            TO THE SERVICES AGREEMENT
                          DATED AS OF NOVEMBER 1, 2001
                                     BETWEEN
                            GARTMORE SA CAPITAL TRUST
                                       AND
                         BISYS FUND SERVICES OHIO, INC.

FUNDS:     This  Agreement  shall  apply  to all Funds of the Trusts, either now existing or hereafter created (individually, the "Fund", and collectively, the "Funds"). The current Funds are set forth below:

NATIONWIDE  MUTUAL  FUNDS

Gartmore  Emerging  Markets  Fund
Gartmore  European  Leaders  Fund
Gartmore  Global  Health  Sciences  Fund
Gartmore  Global  Leaders  Fund
Gartmore  Global  Small  Companies  Fund
Gartmore  Global  Technology  and  Communications  Fund
Gartmore  Growth  20  Fund
Gartmore  Growth  Focus  Fund
Gartmore  Growth  Fund
Gartmore  International  Growth  Fund
Gartmore  International  Small  Cap  Growth  Fund
Gartmore  Millennium  Growth  Fund
Gartmore  OTC  Fund
Gartmore  Total  Return  Fund
Gartmore  Value  Opportunities  Fund
Nationwide  Bond  Fund
Nationwide  Bond  Index  Fund
Nationwide  Government  Bond  Fund
Nationwide  High  Yield  Bond  Fund
Nationwide  International  Index  Fund
*Nationwide  Investor  Destinations  Aggressive  Fund
*Nationwide  Investor  Destinations  Conservative  Fund
*Nationwide  Investor  Destinations  Moderate  Fund
*Nationwide  Investor  Destinations  Moderately  Aggressive  Fund
*Nationwide Investor Destinations Moderately Conservative Fund Nationwide Large Cap Growth Fund
Nationwide  Large  Cap  Value  Fund
Nationwide  Mid  Cap  Market  Index  Fund
Nationwide  Money  Market  Fund
Nationwide  Morley  Cap  Accumulation  Fund
Nationwide  Morley  Enhanced  Income  Fund
Nationwide  S&P  500  Index  Fund
Nationwide  Small  Cap  Fund
Nationwide  Small  Cap  Index  Fund
Nationwide  Tax-Free  Income  Fund
Northpointe  Small  Cap  Value  Fund


NATIONWIDE  SEPARATE  ACCOUNT  TRUST

Dreyfus  NSAT  Mid  Cap  Index  Fund
Federated  NSAT  Equity  Income  Fund
Federated  NSAT  High  Income  Bond  Fund
Gartmore  NSAT  Emerging  Markets  Fund
Gartmore  NSAT  European  Leaders  Fund
Gartmore  NSAT  Global  Health  Sciences  Fund
Gartmore  NSAT  Global  Leaders  Fund
Gartmore  NSAT  Global  Small  Companies  Fund
Gartmore  NSAT  Global  Technology  and  Communications  Fund
Gartmore  NSAT  International  Growth  Fund
Gartmore  NSAT  Millennium  Growth  Fund
Gartmore  NSAT  OTC  Fund
*GVIT  Investor  Destinations  Aggressive  Fund
*GVIT  Investor  Destinations  Conservative  Fund
*GVIT  Investor  Destinations  Moderate  Fund
*GVIT  Investor  Destinations  Moderately  Aggressive  Fund
*GVIT  Investor  Destinations  Moderately  Conservative  Fund
J.P.  Morgan  NSAT  Balanced  Fund
MAS  NSAT  Multi  Sector  Bond  Fund
NSAT  Capital  Appreciation  Fund
NSAT  Global  50  Fund
NSAT  Government  Bond  Fund
NSAT  Income  Fund
NSAT  Money  Market  Fund
NSAT  Money  Market  Fund  II
NSAT  Small  Cap  Growth  Fund
NSAT  Small  Cap  Value  Fund
NSAT  Small  Company  Fund
NSAT  Strategic  Value  Fund
NSAT  Total  Return  Fund
Strong  NSAT  Mid  Cap  Growth  Fund
Turner  NSAT  Growth  Focus  Fund


FEES:     Pursuant  to Article 6, paragraph (a)(i), in consideration of the Fund
Services rendered by BISYS pursuant to this Agreement, the Company will pay BISYS on the first business day of each month, the fees set forth below, based on the aggregate average daily net assets of the relevant Trust, and calculated separately for each Trust as provided below, with breakpoints applicable incrementally to its aggregate net assets:



NATIONWIDE MUTUAL FUNDS

Up to $1 billion . . . . . . . .  Twenty one hundredths of one percent
                                  (.20%)

From $1 billion to $3 billion. .  Fifteen one-hundredths of one percent
                                  (.15%)

From $3 billion to $4 billion. .  Ten one-hundredths of one percent
                                  (.10%)

From $4 billion to $5 billion. .  Five one-hundredths of one percent
                                  (.05%)

From $5 billion to $10 billion .  Two one-hundredths of one percent
                                  (.02%)

From $10 billion to $12 billion.  One one-hundredths of one percent
                                  (.01%)

12 billion and over . . . . . .   One-half of one-hundredth of one
                                  percent (.005%)


NATIONWIDE SEPARATE ACCOUNT TRUST

Up to $1 billion . . . . . . . . . . . Ten one hundredths of one percent
                                       (.10%)

1 billion and over up to $3 billion .  Five one-hundredths of one percent
                                       (.05%)

3 billion and over up to $8 billion .  Four one-hundredths of one percent
                                       (.04%)

8 billion and over up to $10 billion.  Two one-hundredths of one percent
                                       (.02%)

10 billion and over up to $12 billion  One one-hundredths of one percent
                                       (.01%)

12 billion and over . . . . . . . . .  One-half of one-hundredth of one percent (.005%)


* The net assets of any Fund of Funds which invests in other Funds of the Trusts shall be excluded from the asset-based fee calculation to the extent of their investments in such other Funds. Funds of Funds are designated by an asterisk (*) above.

     As provided in Article 6, paragraph (b), BISYS shall also be entitled to reimbursement of reasonable out-of-pocket expenses, and for additional fees agreed upon, as described herein.

     The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be prorated according to the proportion which such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

     For purposes of determining the fees payable to BISYS, the value of the aggregate net assets shall be computed in the manner described in the Trust's Declaration of Trust or in the Prospectus or Statement of Additional Information respecting that Fund as from time to time is in effect for the computation of the value of such net assets in connection with the determination of the liquidating value of the shares of such Fund.

                                   SCHEDULE B

                            TO THE SERVICES AGREEMENT
                          DATED AS OF NOVEMBER 1, 2001
                                     BETWEEN
                            GARTMORE SA CAPITAL TRUST
                                       AND
                         BISYS FUND SERVICES OHIO, INC.

                          FUND ADMINISTRATION SERVICES

1.   Administration

     a.   Maintain  and  manage  annual  regulatory  filing  calendar.

     b. Manage the process of printing and distributing prospectuses and prospectus supplements. This includes, but is not limited to, information regarding quantities and layout, invoice control and management of the mailing process.

     c. Manage the process of printing and distributing proxy materials. This includes, but is not limited to, information regarding quantities, compilation of shareholder data, price negotiation and management of the mailing process.

     d. Obtain tax identification numbers from the IRS for each Fund portfolio.

     e.   Assist  the  Funds'  Independent Accountants with 17f-2 audit process.

     f.   Obtain  Fund  CUSIPs.

     g.   Assist  in  the  completion  of  trustee/officer  questionnaires.

     h. Assist the Fund in the preparation of appropriate documentation and records relating to the contribution of seed money capital.

     i. Maintain books and records on behalf of the Fund, as agreed upon by the parties.

     j. Provide support and services for fund and non-fund mergers, conversions, and reorganizations.

     k.   Review  Account  Applications  and  Shareholder  Agreements.

     l.   Manage  the  process  of  responding  to and processing class actions.

     m.   Assist  in the documentation of foreign account setups for investment.

     n. Prepare such reports, applications and documents (including reports regarding the sale and redemption of Shares as may be required in order to comply with Federal and state securities law) as may be necessary or desirable to register the Funds' Shares with state securities authorities, monitor the sale of the Funds' Shares for compliance with state securities laws, file with the appropriate state securities authorities the registration statements and reports for the Funds and the Funds' Shares and all amendments thereto, as may be necessary or convenient to register and keep effective each Fund and the Funds' Shares with state securities authorities to enable the Funds to make a continuous offering of their Shares, maintain Fund blue sky calendars, and address all blue sky audit and examination issues;

     o. Assist in developing, preparing and filing of the Trusts' and each of the Funds' communications to shareholders, including the annual and semi-annual reports to shareholders, coordinate the mailing of prospectuses, notices, proxy statements, proxies and other reports to the Trusts' shareholders;

     p. Prepare for, conduct and facilitate shareholder meetings, including, but not limited to, facilitation of the proxy solicitation process for all shareholder meetings, preparation of scripts, oversight of the tabulation of shareholder votes and preparation of reports that reflect voting results;

     q. Prepare (to the extent agreed upon by the Company and BISYS) and administer contracts on behalf of the Trusts and each of the Funds with, among others, the Trusts' investment adviser, distributor, custodian, and transfer agent;

     r. Supervise the Trusts' transfer agent and sub-transfer agent with respect to the payment of dividends and other distributions to shareholders;

     s. Calculate performance data of the Funds, including all standard performance calculations, and disseminate the performance data to information services covering the investment company industry and other appropriate parties;

     t. Assist with the layout and printing of publicly disseminated prospectuses and assist with and coordinate the layout and printing of the Funds' semi-annual and annual reports to shareholders;

     u. Assist with the design, development, and operation of the Funds, including new classes, investment objectives, policies and structure, and provide consultation with respect to product development issues;

     v. Make certain individuals available who are reasonably acceptable to the Boards of the Trusts to serve as officers of the Trusts, who will be responsible for the management of certain of the Trusts' affairs as determined by the Boards and the Company;

     w. Obtain and keep in effect fidelity bonds and directors and officers/errors and omissions insurance policies for the Trusts and each of the Funds in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act as such bonds and policies are approved by the Trusts' Boards, and prepare memoranda and other correspondence that outlines the terms and conditions of the insurance policies;

     x. Monitor and advise the Trusts and each of the Funds on their compliance with the diversification requirements applicable to investments of variable contracts and the registered investment company requirements under the Internal Revenue Code of 1986, as amended;

     y. Furnish advice and recommendations with respect to other aspects of the business and affairs of the Trusts and each of the Funds as the Company and BISYS shall determine desirable; and

     z. Prepare and file with the SEC the semi-annual report for the Trusts on Form N-SAR and all required notices pursuant to Rule 24f-2.

2.   Compliance

     a. Review monthly compliance reports that are prepared by the investment adviser(s).

     b.   Perform  independent  monthly  portfolio  compliance  testing.

     c. Prepare quarterly tax compliance checklist for use by investment adviser(s).

     d. Notify appropriate Fund officers of mark-to-market issues pursuant to Board-approved procedures.

     e. Provide appropriate assistance with respect to SEC inspections including (1) rendering advice regarding proposed responses (2) compiling data and other information in response to SEC requests for information (3) communicating with SEC staff members, as necessary, and (4) meet with portfolio managers to provide guidance on audit.

     f. Provide appropriate assistance with respect to audits conducted by the Fund's independent accountants including (1) compiling data and other information and (2) communicating with independent accountants, as necessary.

     g. Consult with and advise, on a proactive basis, Fund portfolio managers with respect to compliance matters.

     h. Prepare quarterly brokerage allocation compliance checklist and supporting documentation for use by investment adviser(s).

     i. Provide on-site compliance training for investment advisory personnel, as requested, provided that reasonable travel expenses for travel outside the United States shall be reimbursed by the Company.

     j.   Preparation  and  updating  of  Fund-specific  compliance  manual.

     k. Provide investment adviser with portfolio compliance checklists, and update as required.

     l. Provide the Company with quarterly results of compliance reviews and testing.

3.   Tax  and  Financial  Services

     a.   Register  Fund  portfolios  with  NASDAQ.

     b.   Prepare  financial  materials  for  Board  books.

     c. Calculate declaration of income/capital gain distributions in compliance with income/excise tax distribution requirements.

     d. Review all dividend declarations to ensure that such distributions are not "preferential" under the Internal Revenue Code.

     e. Review and file federal and state income tax returns and federal excise tax returns within statutory deadlines.

     f. Prepare/distribute year-end shareholder tax information letters and Forms 1099-MISC for trustee fees/vendor payments within 30 days of calendar year-end.

     g. Provide on-site compliance/consulting for portfolio managers focused on the impact of changes in tax laws and managing a tax-efficient mutual fund.

     h.   Provide  on-site  consulting  services  for  conversions.

     i. Provide expense budgeting consulting to review expense ratios/fee waivers.

     j. Provide assistance concerning matters to which "Big 5" accounting firms may be helpful, and in negotiating and dealing with such firms.

4.   Services  related  to  Legal  and  Regulatory  Matters

     a.   General

          (i) Maintain files of registration statements, Fund contracts, Fund proxies and other Fund legal documents.

          (ii) Provide assistance concerning matters pertaining to Federal securities laws, bank regulatory issues, tax-related issues and ERISA issues.

          (iii) Provide information concerning current legal and regulatory developments.

          (iv) Provide comments, as appropriate, concerning regulatory agency proposals.

     b    Board  Meeting  Matters

          (i) Maintain calendar and files for all Board meetings, including the maintenance of Fund minute books and corporate records (e.g., Articles of Incorporation/Declaration of Trust, Bylaws).

          (ii) Prepare  quarterly  Board  meeting  responsibility  chart.

          (iii)  Provide  appropriate  personnel  to  attend  Board  meetings.

          (iv) Prepare  Board  agendas and relevant sections of Board materials.

          (v)  Manage  the  production  and  distribution  of  Board  books.
          (vi) Record  minutes  of  Board  meetings.

     c.   Registration  Statements

          (i) Manage the process of updating and filing registration statements by (1) reviewing or recommending proposed disclosure changes, (2) compiling data for purposes of updating information, (3) receiving disclosure comments and communicating them to counsel to the Fund and the financial printer and (4) overseeing and approving revisions that are made by the financial printer.

          (ii) Prepare periodic supplements to Fund prospectuses or, if the parties agree, review such supplements that are prepared by counsel to the Fund.

                                   SCHEDULE C

                            TO THE SERVICES AGREEMENT
                          DATED AS OF NOVEMBER 1, 2001
                                     BETWEEN
                            GARTMORE SA CAPITAL TRUST
                                       AND
                         BISYS FUND SERVICES OHIO, INC.

                            FUND ACCOUNTING SERVICES


1. Maintenance of Books and Records. BISYS will keep and maintain the following books and records of each Fund pursuant to Rule 31a-1 under the 1940 Act (the "Rule"):

     a. Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection
          (b)(1)  of  the  Rule;

     b. General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(i) of the Rule;

     c. Separate ledger accounts required by subsection (b)(2)(ii) and (iii) of the Rule; and

     d. A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule.

2. Performance of Daily Accounting Services. In addition to the maintenance of the books and records specified above, BISYS shall perform the following accounting services daily for each Fund:

     a. Calculate the net asset value (NAV) per share and public offering price (POP) utilizing prices obtained from the sources described in subparagraph 2(b) below;

     b. Obtain security prices from independent pricing services, or if such quotes are unavailable, then obtain such prices from each Fund's investment adviser or its designee, as approved by the Trusts' Board;

     c. Verify and reconcile with the Trusts' custodian all daily trade activity;

     d. Compute, as appropriate, each Fund's net income and capital gains, dividend payables, dividend factors, 7-day yields, 7-day effective yields, 30-day yields, mark-to-market and weighted average portfolio maturity;

     e. Review daily the net asset value calculation and dividend factor (if any) for each Fund prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values, income and dividend factors and yields to NASDAQ, the transfer agent and client locations as requested;

     f. Report to the Trusts the daily market pricing of securities in any money market Fund, with the comparison to the amortized cost basis;

     g. Determine unrealized appreciation and depreciation on securities held in variable net asset value Funds;

     h. Amortize premiums and accrete discounts on securities purchased at a price other than face value, if requested by the Trusts;

     i. Update fund accounting system to reflect rate changes, as received from a Fund's investment adviser or other approved sources, on variable interest rate instruments;

     j.   Post  Fund  transactions  to  appropriate  general  ledger categories;

     k. Accrue expenses of each Fund according to instructions received from the Company;

     l. Determine the outstanding receivables and payables for all (1) security trades, (2) Fund share transactions and (3) income and expense accounts;

     m. Provide accounting reports in connection with the Trusts' regular annual audit, financial reports, regulatory filings, compliance reporting, tax reporting, total return calculations and other audits and examinations by regulatory agencies;

     n. Provide such periodic (daily, weekly, monthly) reports and/or file extracts, as the parties shall agree upon;

     o. Reconcile cash, foreign currency and security holding positions with a custodian on a regular basis;

     p.   Identify,  research  and  post  all  corporate  actions  due  a  Fund;

     q. Calculate allocation of income, expense and security appreciation/depreciation across multiple classes as appropriate;

     r. Calculate contractual expenses and control all disbursements for the Trusts and each of the Funds (including Company payments to sub-advisors) subject to the supervision of the Company, and as appropriate compute the Funds' expense ratio, portfolio turnover rate and, if required, portfolio average dollar-weighted maturity;

     s. Post summary shareholder activity received from the Transfer Agent and reconcile share balances, including receivables and payables with the Transfer Agent on a daily basis; and

     t. Respond to surveys from industry publications, including, but not limited to, Lipper, Morningstar, Donahue, Dalbar, Standard & Poor's and the Investment Company Institute.

3.   Special  Reports  and  Services.

     a. BISYS may provide additional special reports and/or file extracts upon the request of the Company or a Fund's investment adviser, which may result in an additional charge, the amount of which shall be agreed upon by the parties.

     b. BISYS may provide such other similar services with respect to a Fund as may be reasonably requested by the Company, which may result in an additional charge, the amount of which shall be agreed upon by the parties.

     c. Provide data as to Fund holdings necessary for the Company's Section 13D, G and F filings under the Exchange Act.

4. Additional Accounting Services. BISYS shall also perform the following additional accounting services for each Fund:

     a. Provide monthly a download (and hard copy thereof) of the unaudited financial statements described below, upon request of the Company. The download will include the following items:

          (A)  Statement  of  Assets  and  Liabilities,
          (B)  Statement  of  Operations,
          (C)  Statement  of  Changes  in  Net  Assets,  and
          (D)  Condensed  Financial  Information;

     b.   Provide  accounting  information  for  the  following:

          (A) federal and state income tax returns and federal excise tax returns;
          (B) each Trust's semi-annual reports with the Securities and Exchange Commission ("SEC") on Form N-SAR;
          (C) each Fund's annual, semi-annual and quarterly (if any) shareholder reports;
          (D) registration statements on Form N-1A and other filings relating to the registration of shares;
          (E) BISYS' monitoring of each Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended;
          (F)  annual  audit  by  each  Trust's  auditors;  and
          (G)  examinations  performed  by  the  SEC.

                                   SCHEDULE D

                            TO THE SERVICES AGREEMENT
                          DATED AS OF NOVEMBER 1, 2001
                                     BETWEEN
                            GARTMORE SA CAPITAL TRUST
                                       AND
                         BISYS FUND SERVICES OHIO, INC.

                            TRANSFER AGENCY SERVICES



1.   Shareholder  Transactions

     a.   Process  shareholder  purchase  and  redemption  orders.

     b. Set up account information, including address, dividend option, taxpayer identification numbers and wire instructions.

     c. Manage the issuance of confirmations in compliance with Rule 10b-10 under the Securities Exchange Act of 1934, as amended and as directed by the Company.

     d. Manage the issuance of periodic statements for shareholders as directed by the Company, providing duplicate second and third party copies if required.

     e.   Process  transfers  and  exchanges.

     f. Process dividend payments, including the purchase of new shares through dividend reimbursement.

2.   Shareholder  Information  Services

     a. Make information available to shareholder servicing unit and other remote access units regarding trade date, share price, current holdings, yields, and dividend information.

     b. Produce detailed history of transactions through duplicate or special order statements or confirms upon request.

     c. Provide mailing labels for distribution of financial reports, prospectuses, proxy statements or marketing material to current shareholders.

3.   Compliance  Reporting

     a. Provide reports to the SEC, the National Association of Securities Dealers ("NASD") and the States in which the Funds are registered.

     b. Prepare and distribute appropriate Internal Revenue Service forms for corresponding Funds and shareholder income and capital gains.

     c. Manage the issuance of tax withholding reports to the Internal Revenue Service.

4.   Dealer/Load  Processing  (if  applicable)

     a. Provide for tracking of rights of accumulation and purchases made under a Letter of Intent.

     b. Account for separation of shareholder investments from transaction sale charges for purchase of Fund shares.

     c. Calculate and pay fees due under 12b-1 plans for distribution and marketing expenses and fees due under administrative services plan.

     d. Track sales and commission statistics by dealer and provide for payment of commissions on direct shareholder purchases in a load Fund.

5.   Shareholder  Account  Maintenance

     a.   Maintain  all  shareholder  records  for  each  account in the Trusts.

     b.   Record  shareholder  account  information  changes.

     c.   Maintain  account  documentation  files  for  each  shareholder.

6.   Recordkeeping

     a.   Post  fund  prices  and  rates.

     b.   Balance  daily  transaction  activity.

     c.   Manage  daily  ACH  transmissions.

     d.   Monitor  NSCC  activity.

     e. Complete cash settlement between funds, custodians, NSCC and shareholders.

     f. Reconcile deposit, redemption, wire, check writing, dividend and DDA's.

     g.   Microfiche  and/or  Imaging  of  all  source  documentation.

     h.   Prepare  daily  open  items  report.

     i.   Manage  the  distribution  of  new  account  welcome  kits.

     j.   Calculate  and  produce  shareholder  tax  records.

     k.   Coordinate  development  of  systematic  enhancements.

     l.   Communicate  and  coordinate  corporate  action  events.

     m. Generate user defined reports from the shareholder system, as agreed upon by the parties.

     n.   Review  all  incoming  transactions  for  completeness.

     o.   Complete  quality  assurance  review  of  transactions.

     p.   Accept  and  track  incoming  retirement  rollover  subscriptions.

     q.   Provide  cash  and  share  reporting  to  fund  accounting.

7.   Retail  Features

     a.   Process  previously-authorized  purchases.

     b.   Process  systematic  withdrawals.

     c.   Complete  gross  dividend  reinvestment.

     d.   Process  Payments  to  multiple  payees.

     e.   Develop  and  utilize  interface  capabilities.

     f.   Manage  FundServ  linkage.

     g.   Support  full  NSCC  networking.

     h.   Establish  account  relationship  linking.

     i.   Maintain  401(k)  interface.

     j.   Maintain  403(b)  and  408(c)  interfaces.

     k.   Manage  cash  sweeps  between  DDA's  and  mutual  fund  accounts.

     l.   Average  cost  accounting  on  shareholder  statements.

8.   Shareholder  Servicing

     a.     Staff  toll-free  telephone  lines  from  8  a.m.  to  9  p.m.  EST.

     b.   Answer  general  questions  related  to  investments  in  the  Trusts.

     c.   Process  and  verify  telephone  transactions.

     d.   Research  and  resolve  account  documentation  issues.

     e.   Handle  shareholder  correspondence  including  registered complaints.

     f. Provide 24 hour voice-response system with account balances, Fund yields, Fund NAVs and offering prices, and Fund total rates of returns and financial transactions, or other features as agreed upon by the Parties.

     g.   Assist  shareholders  with  tax  form  questions.

     h.   Assist  sales  representatives  with  establishing  accounts.

     i.   Advise  shareholders  of  procedures  for  changing  account  options.

     j. Provide phone support for marketing ad campaigns and track effectiveness by assets and account size for Fund direct accounts.

     k.   Support  dedicated  lines  for  institutional  accounts.

     l.   Provide  voice-mail  for  weekends  and  after  business  hours.

     m.   Institutional  trade  facilitation.

     n.   Conversion/implementation  management.

9.   Other

     a.   24-hour  toll-free  systems  technical  support  desk.

     b. Coordinate use of outside vendors by Fund, as agreed upon by the Parties.

     c.   Literature  fulfillment  services  (priced  separately).

     d.   Report  production  unit.

     e.   Dedicated  programming  and  testing  resources.

     f.   Assigned  client  advocates.

     g.   Support  payroll  processing.

     REPORTS

1.   Daily  Shareholder  Activity  Journal

2.   Daily  Fund  Activity  Summary  Report

     a.   Beginning  Balance

     b.   Dealer  Transactions

     c.   Shareholder  Transactions

     d.   Reinvested  Dividends

     e.   Exchanges

     f.   Adjustments

     g.   Ending  Balance

3.   Daily  Wire  and  Check  Registers

4.   Monthly  Dealer  Processing  Reports

5.   Monthly  Dividend  Reports

6.   Sales  Data  Reports  for  Blue  Sky  Registration

7. Annual report by independent public accountants concerning BISYS' shareholder system and internal accounting control systems to be filed with the SEC pursuant to Rule 17Ad-13 of the Securities Exchange Act of 1934, as amended.

8. Such special reports and additional information that the parties may agree upon, from time to time.

                                   SCHEDULE E

                            TO THE SERVICES AGREEMENT
                          DATED AS OF NOVEMBER 1, 2001
                                     BETWEEN
                            GARTMORE SA CAPITAL TRUST
                                       AND
                         BISYS FUND SERVICES OHIO, INC.

                             BROKER-DEALER SERVICES


1.   Broker-Dealer  Status.

     a    Prepare  and/or  update  written  supervisory  procedures;
     b    Prepare  and/or  update  continuing  education  needs  analysis;
     c    Assist  with  the  preparation  and/or  update  of  the business plan;
     d    Prepare  1018  notification  letter  to  NASD;
     e Review and/or advise with respect to membership agreement, systems and NASD Rules;
     f    Prepare  principals  as  needed  for  CMI  with  NASD;
     g    Prepare  and/or  update  financial  statements;  and
     h    Assist  with  the  establishment  of  books  and  records.

2.   Broker-Dealer  Registration.

     a    Prepare  and/or  update  Form  BD  Amendment;
     b    Prepare  additional  paperwork  as  required  by  upgrade  or  change;
     c Prepare and/or update Form U-4s of principals, officers, owners, and registered persons as needed;
     d Assist the Company and participate at NASD and SEC meetings as needed, including participating in the membership review process;
     e    Prepare  and/or  update  state  registration  packages  as needed; and
     f Facilitate transfer of registrations via Web CRD of registered persons.

3.   Consulting  for  Supervisory  Structure.

     a    Review  of  current  supervisory  documentation;
     b Conduct annual on-site examinations, including a books and records review; and
     c Prepare written report and discussions with appropriate persons concerning review and examination.

                                   SCHEDULE F

                            TO THE SERVICES AGREEMENT
                          DATED AS OF NOVEMBER 1, 2001
                                     BETWEEN
                            GARTMORE SA CAPITAL TRUST
                                      AND
                         BISYS FUND SERVICES OHIO, INC.

                    INVESTMENT ADVISER REGISTRATION SERVICES


1.   Federal  and/or  Home  State  Registration.

     a Prepare and/or update Form ADV, Parts I and II, along with appropriate schedules;
     b    File  Form  ADV  with  the  SEC  or  home  state,  as  appropriate;
     c Register principal(s) as required by the SEC and/or home state; d Prepare and/or update necessary supporting documentation, including unaudited  financial  statements;
     e    Prepare  and/or  update  compliance  manual;  and
     f    Followup  with  the  SEC and/or home states on status of registration.

2.   State  Registration/Notice  Filing.

     a Prepare and file all appropriate documents necessary to maintain state registration/notice filing requirements as an investment advisory firm; and
     b    Follow-up  with  states  on  status  of  registration/notice  filing.

                                   SCHEDULE G

                            TO THE SERVICES AGREEMENT
                          DATED AS OF NOVEMBER 1, 2001
                                     BETWEEN
                            GARTMORE SA CAPITAL TRUST
                                       AND
                         BISYS FUND SERVICES OHIO, INC.

                                      FEES





I. BROKER-DEALER SERVICES.

DESCRIPTION OF SERVICES                                                                                 SERVICE FEE
1. BROKER-DEALER STATUS.

a. Prepare and/or update written supervisory Procedures.. . . . . . . . . . . . . . . . . . . . . . .  $      150 per hour
b. Prepare and/or update continuing education needs analysis. . . . . . . . . . . . . . . . . . . . .  $      150 per hour
c. Assist with the preparation and/or update of the business plan.. . . . . . . . . . . . . . . . . .  $      150 per hour
d. Prepare 1018 notification letter to NASD.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $      150 per hour
e. Review and/or advise with respect to membership agreement, systems and NASD Rules. . . . . . . . .  $      150 per hour
f. Prepare principals as needed for CMI with NASD.. . . . . . . . . . . . . . . . . . . . . . . . . .  $      150 per hour
g. Prepare and/or update financial statements.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $      150 per hour
h. Assist with the establishment of books and records.. . . . . . . . . . . . . . . . . . . . . . . .  $      150 per hour

2. BROKER-DEALER REGISTRATION.

a. Prepare and/or update Form BD Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $      100 per hour
b. Prepare additional paperwork as required by upgrade or change. . . . . . . . . . . . . . . . . . .  $      100 per hour
c. Prepare and/or update Form U-4s of principals, officers, owners, and registered persons as needed.  $      100 per hour
d. Represent the Company at NASD and SEC meetings as needed, including participating in
   the membership review process. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $      150 per hour
e. Prepare and/or update state registration packages as needed. . . . . . . . . . . . . . . . . . . .  $     250 per State
f  Facilitate transfer of registrations via Web CRD of registered persons.. . . . . . . . . . . . . .  $     60 per Person

3. CONSULTING FOR SUPERVISORY STRUCTURE.

a. Review of current supervisory documentation. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $      150 per hour
b. Conduct annual on-site examinations, including a books and records review. . . . . . . . . . . . .  $      150 per hour
c. Prepare written report and discussions with appropriate persons concerning review and examination.  $      150 per hour


II. PERFORMANCE RELATED SERVICES.


                                                                                                    ANNUAL SERVICE FEE
                                                                                                    $             5,000


III. INVESTMENT ADVISER REGISTRATION SERVICES.


DESCRIPTION OF SERVICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  SERVICE FEE

Federal and/or Home State Registration

(a) Initial. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  4,500 per Entity
(b) Update ADV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   125.00 per hour

State Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  270.00 per State


                                   SCHEDULE H

                            TO THE SERVICES AGREEMENT
                          DATED AS OF NOVEMBER 1, 2001
                                     BETWEEN
                            GARTMORE SA CAPITAL TRUST
                                       AND
                         BISYS FUND SERVICES OHIO, INC.

SERVICE  STANDARDS  EFFECTIVE  AS  OF  JUNE  1,  2002

FUND  ACCOUNTING

1. NAV errors caused by BISYS shall be subject to certain financial charges as provided below in this paragraph. All such errors shall be classified into two categories, and treated separately. Category A errors shall be defined as those NAV errors caused by BISYS which do not exceed one-half of one percent (0.5%) of the NAV. Category B errors shall be defined as those NAV errors caused by BISYS which exceed one-half of one percent (0.5%) of the NAV. Category A errors are subject to the following charges: During any 12-month period commencing subsequent to the effective date of this Schedule, the first eight (8) errors shall not result in any charge; for each error in excess of eight (8) in a 12-month period, the charge shall be $500 plus $500 per day the error continues. Category B errors are subject to the following charges: During any 12-month period commencing subsequent to the effective date of this Schedule, the first error shall incur a charge of $1,000 plus $500 per day the error continues; the second error shall incur a charge of $2,500 plus $500 per day the error continues; the third error shall incur a charge of $5,000 plus $500 per day the error continues; and for the fourth and any subsequent Category B errors within a 12-month period, the error shall incur a charge of $10,000 plus $500 per day the error continues.

2. Monthly Financial Reports shall be delivered by the tenth (10th) business day of the following month. Delay caused by BISYS will result in a reduction of $1,000 from the monthly fee.

3. Monthly Performance Reports for the Trusts shall be delivered by 12pm noon, Eastern Time, on the third (3rd) business day of the following month. Delay caused by BISYS will result in a reduction of $2,500 from the monthly fee.

4. Monthly Pricing Reports shall be delivered by the fifth (5th) business day of the following month. Delay caused by BISYS will result in a reduction of $1,000 from the monthly fee.

5. Any costs actually incurred for audit overruns, including auditor professional fees, printing expenses or miscellaneous expenses as a result of BISYS error are to be paid by BISYS.

6. Financial Reports that are not finalized by sixty (60) days after the relevant fiscal period end due to a BISYS error will result in a reduction of $25,000 per day from the monthly fee per report.

7. BISYS to commit project management and analysis resources as necessary to complete special projects, as agreed upon by the parties. Any missed deadline agreed to in writing by the parties that is caused by a BISYS error will result in a reduction of $1,000 per day from the monthly fee.

TRANSFER  AGENCY

1. Transactions involving adjustments to shareholder accounts that are necessitated due to BISYS error, involving in excess of three percent (3%) of the total transactions and maintenance items processed by BISYS in a particular month, will result in a reduction in BISYS' monthly fee by $25,000, plus an additional $25,000 for each whole percentage point, if any, over the three percent (3%) threshold.

2. Cash DDA money movement errors caused by BISYS error will result in a reduction in BISYS' monthly fee by the amount of any interest or banking charges charge incurred.

3.   Average  Speed  of  Answer  Times, measured monthly, of greater than thirty
     (30) seconds will result in a reduction of BISYS' fee by $10,000 per each second over the thirty (30) second threshold.

4. Abandoned Rate of greater than two and one-half percent (2.5%), measured weekly, will result in a reduction of BISYS' fee by $2,500, and by an additional $2,500 per each one-half of one percent (0.5 %) over the 2.5% threshold.

5. BISYS will have up to three (3) business days turnaround time for correspondence and maintenance items handled by BISYS; in the event that such deadline is not met for more than two percent (2%) of such items in a given month, this will result in a reduction of BISYS' monthly fee by $10,000, plus an additional $10,000 for each whole percentage point, if any, over the 2% threshold.

FUND  ADMINISTRATION

1. Compliance Reports are to be processed by BISYS within five (5) business days. BISYS' fee will be reduced by $1,000 per Fund for non-delivery per each business day in excess of five (5) as a result of BISYS error.

LEGAL  DEPARTMENT

1. SEC Filings that are not filed with the SEC within the timeframe agreed upon in writing by the parties as a result of BISYS not performing its duties will result in a reduction of the monthly fee by $2,500.

2. BISYS is to ensure the account is adequately staffed, including a paralegal, staff attorney and senior attorney, on an ongoing basis.

E  COMMERCE

Daily/Monthly  Files:

1. Nation.txt (NAVs - from BISYS) - expected arrival time: 10:00 p.m. each business day - late arrival 11:00 p.m. - penalty of $250 if not received accurately by midnight.

2. NWreturns.txt - (performance - from BISYS) - expected arrival: 10:00 p.m. each business day - late arrival 11:00 p.m. - penalty of $250 if not received accurately by midnight.

3. vcfund - (daily fund prices - from SunGard) - expected arrival 2:00 a.m. the next business day - late arrival 9:00 a.m. - penalty of $250 if not received accurately by 10:00 a.m.

4. vcaccounts - (daily positions - from SunGard) - expected arrival 2:00 a.m. the next business day - late arrival 9:00 a.m. - penalty of $250 if not received accurately by 10:00 a.m.

5. vcbase - (monthly account refresh - from SunGard) - expected arrival 3:00 a.m. on the 15th of day of each month or the next business day following the 15th day if the 15th is a holiday or weekend - late arrival 9:00 a.m. - penalty of $500 if not received accurately by 10:00 a.m.

WEBSOLUTIONS:

1. Any non-catastrophic system failure (i.e, trading not available and/or reports/statements not viewable) during the hours of normal business operations (9:00 a.m. - 5:00 p.m. daily) that lasts longer than two (2) hours due to BISYS failure will result in a penalty of $1,000.

2. Any system failure as above during nonbusiness hours due to BISYS failure that lasts longer than four (4) hours, except scheduled and preannounced maintenance operations will result in a penalty of $500.

3. Any system bring down for maintenance that is not preceded by at least forty-eight (48) hours notice will result in a penalty of $500.

4. Any trade order posted to WebSolutons before 4:00 p.m. that is not input into the BISYS transfer agency system for subsequent fulfillment before the close of business on the following day will result in a penalty of $500.

5. WebStatements not available by the fifth (5th) business day of the new month will result in a penalty of $500.